EXHIBIT 99.1

FIRST ALACHUA BANKING CORPORATION

SPECIAL MEETING OF SHAREHOLDERS, MAY 20, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [______________] and [______________], or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of First Alachua Banking Corporation held of record by the undersigned on [___________] 2005, at the Special Meeting of Shareholders to be held on May 20, 2005, or any adjournments thereof. The affirmative vote of a majority of the shares entitled to be cast at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the Agreement and Plan of Merger will be voted in favor of adjournment to solicit further proxies for such proposal.

1. Approval and Adoption of the Agreement and Plan of Merger, dated as of February 3, 2005, by and among Capital City Bank Group, Inc., First Alachua Banking Corporation and First National Bank of Alachua, and the transactions and agreements contemplated by that agreement.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors of First Alachua Banking Corporation recommends a vote “FOR” the adoption of the Agreement and Plan of Merger.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder, but if no direction is made, this Proxy will be voted “FOR” adoption of the Agreement and Plan of Merger and in the discretion of the Proxies on all other matters that are properly brought before the Special Meeting.

The undersigned acknowledges receipt of Notice of the Special Meeting and the related Proxy Statement/Prospectus from First Alachua Banking Corporation prior to the execution of this Proxy.

DATED: ________________, 2005

Signature

Signature, if held jointly

Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, date, sign and return this Proxy card promptly using the enclosed envelope.